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                                                       EXHIBIT 5



                          [Jackson Walker L.L.P. Letterhead]


                                   February 5, 1998




Precept Business Services, Inc.
1909 Woodall Rodgers Frwy. Suite 500
Dallas, Texas 75201

     Re:  Registration Statement on Form S-4 of Precept Business Services, Inc.

Gentlemen:

     We are acting as counsel for Precept Business Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of: (i) up to 9,612,000 shares (the "Transaction Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to be issued in connection with the Company's purchase (the "Transaction") of substantially all of the assets of U.S. Transportation Systems, Inc. ("USTS") pursuant to an Agreement and Plan of Reorganization dated as of November 16, 1997 (the "Agreement and Plan of Reorganization") by and among USTS, the Company, and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly-owned subsidiary o the Company, (ii) up to 1,815,000 warrants (the "Warrants") to purchase an aggregate of up to 1,815,000 shares of Class A Common Stock issuable in connection with the Transactions, (iii) 1,815,000 shares of Class A Common Stock (the "Warrant Shares") issuable upon exercise of the Warrants and (iv) an additional 19,887,500 shares of Class A Common Stock (the "Shelf Shares") to be offered and/or issued from time to time in connection with future direct or indirect acquisitions of other businesses, properties or securities in one or more business combination transactions by the Company. A Registration Statement on Form S-4 (the "Registration Statement"), covering the offering and sale of the securities described in items (i) through (iv) above, was filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997. Amendment No. 1 to the Registration Statement was filed with the Commission on January 30, 1998 and Amendment No. 2 to the Registration Statement is expected to be filed with the Commission shortly after the date hereof.

     In reaching the conclusions expressed in this opinion, we have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed
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Precept Business Services, Inc.
February 5, 1998
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necessary to the opinions expressed herein.  In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Texas and the federal laws of the United States of America, it is our opinion that:

          (i) the Transaction Shares, when issued in connection with the Transaction, will be duly authorized, validly issued, fully paid and nonassessable;

          (ii) the Warrants, when issued in accordance with the terms and conditions of the Agreement and Plan of Reorganization, will be duly authorized, validly issued and will constitute the valid and binding obligation obligation of the Company;

          (iii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms and conditions thereof (including the payment of an exercise price in excess of the aggregate par value of the Warrant Shares so issued), will be duly authorized, validly issued, fully paid and nonassessable;

          (iv) the Shelf Shares, when issued in one or more business combination transactions in accordance with Rule 415 under the Securities Act of 1933, as amended, duly authorized by the Board of Directors of the Company, for an aggregate consideration in excess of the aggregate par value of the Shelf Shares so issued, will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion is subject to (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; and (ii) the limitations imposed by general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     You should be aware that we are not admitted to the practice of law in any state other than the State of Texas. Accordingly, no opinion is expressed herein as to the laws of any state other than the State of Texas and the federal laws of the United States of America.
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Precept Business Services, Inc.
February 5, 1998
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     We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Jackson Walker L.L.P.